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                                    EXHIBIT A

                           JOINT ACQUISITION STATEMENT
                            PURSUANT TO RULE 13d-1(k)


The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of this statement and any such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

DATED: April 11, 2005

ISIS CAPITAL MANAGEMENT, LLC

     By: /s/ Ernest C. Mysogland
     ----------------------------
     Name:    Ernest C. Mysogland
     Title:  Managing Member

ISIS ACQUISITION PARTNERS II, LLC

By:  ISIS Capital Management, LLC
Its: Managing Member

         By: /s/ Ernest C. Mysogland
         ----------------------------
         Name:   Ernest C. Mysogland
         Title:  Managing Member

/s/ Rodney A. Bienvenu, Jr.
------------------------
Rodney A. Bienvenu, Jr.


/s/ Ernest C. Mysogland
------------------------
Ernest C. Mysogland